Exhibit 99.1

FiscalNote Reports First Quarter 2025 Financial Results

First Quarter 2025 Revenue and Adjusted EBITDA Exceed Forecasts, Reflecting Continued Progress on Path to Sustained Growth and Profitability

FY25 Guidance Reaffirmed and Second Quarter 2025 Forecast Established, Indicating Accelerating Momentum from Product-Led Growth Strategy, Ongoing Operational Discipline, and Continued Targeted Investments in Future Organic Growth Drivers

Continues Business Streamlining; Closes Divestiture of Oxford Analytica and Dragonfly Intelligence and Announces Agreement to Sell TimeBase, Enabling Further Strengthening of Balance Sheet

Board of Directors Continues to Review All Strategic Options Available to the Company to Maximize Shareholder Value

Company to Host Conference Call Today at 5:00 PM EDT

WASHINGTON, D. C. – Monday, May 12, 2025 – FiscalNote Holdings, Inc. (NYSE: NOTE) (“FiscalNote” or the “Company”), the leading AI-driven enterprise SaaS technology provider of policy and global intelligence, today reported financial results for the first quarter ended March 31, 2025.

The Company reported strong results in the quarter with $27.5 million in total revenues and $2.8 million of adjusted EBITDA(1), both exceeding expectations. This performance was driven by diligent expense management and the ongoing impact of efficiency initiatives previously put in place, resulting in improving operating leverage and therefore expanding adjusted EBITDA and adjusted EBITDA margins.

In addition, and as announced last week, the Company reaffirmed its guidance for full year 2025. Notwithstanding the financial impact of the recently announced divestiture of the Australia-based subsidiary, TimeBase, the Company continues to project total revenues of $94-$100 million and adjusted EBITDA of $10-$12 million. This reaffirmation reflects the Company’s continued confidence in its operating plan and execution, with accelerating performance in the second half of the year driven largely by recent investments in its core policy offering such as the launch of, and numerous enhancements to, its new PolicyNote platform. The Company also is seeing positive impacts from its operational streamlining and management restructuring earlier in the year.

Josh Resnik, CEO and President of FiscalNote, commented, “FiscalNote’s strong first quarter performance reflects disciplined execution as we focus on product-led growth, streamlining the organization, and reducing the Company’s debt. Our numerous product launches and enhancements, paired with improved execution across teams, are the building blocks of long term sustainable growth, along with expanding adjusted EBITDA margins and continued debt reduction. Reaffirming our full-year 2025 guidance underscores our confidence that this focus on product innovation and operating discipline is positioning the Company for accelerating, durable growth in the quarters ahead.”

First Quarter 2025 Financial Highlights(2)

	(Unaudited)
	Three Months Ended March 31,
($ in millions)	2025	2024	% Change
Total Revenues (formerly "GAAP Revenue")	$27.5	$32.1	(14)%
Subscription Revenue as % of Total Revenues	92%	92%	-
Gross Profit	$20.5	$24.9	(18)%
Gross Margin	75%	77%	(200)	bps
Adjusted Gross Profit (1)	$24.1	$27.3	(12)%
Adjusted Gross Margin (1)	87%	85%	200	bps
Net (Loss) Income	$(4.3)	$50.6		*
Adjusted EBITDA (1)	$2.8	$1.2		*
Adjusted EBITDA Margin (1)	10%	4%	600	bps
Cash and Cash Equivalents	$46.9	$44.5
bps - Basis Points
* - percentage change is greater than +/- 100%

Note - All amounts for the three months ended March 31, 2025 and March 31, 2024 include contributions from the Oxford Analytica and Dragonfly Intelligence businesses, which the Company divested on March 31, 2025. Similarly, all amounts for the three months ended March 31, 2024 include contributions from the Board.org and Aicel businesses, which the Company divested on March 11, 2024 and October 31, 2024, respectively.

First Quarter 2025 and Recent Operational Highlights

•
Unveiled in January PolicyNote, the Company’s new AI-focused platform for policy and regulation, leveraging FiscalNote’s breadth and depth of data as well as its proprietary policy analysis and AI technology via a consolidated user interface to drive deeper customer engagement, strengthen customer retention, accelerate future innovation, reduce ongoing maintenance costs, and expand long-term growth opportunities.
•
Launched in March a new AI-powered presidential actions widget to track the unprecedented volume of executive orders, expanding and broadening the policy intelligence capabilities of the PolicyNote platform while empowering organizations to stay ahead of fast moving White House actions.
•
Launched in March a new EU Defense and Space Policy vertical to enable customers to gain a critical edge in anticipating and responding to impactful EU-level policy shifts.
•
Enhanced in April the PolicyNote platform with the rapid launch of a dedicated Tariff Tracker to help organizations navigate highly volatile global trade policies.
•
Expanded in April the leadership team with key technology appointments to drive product-led growth and innovation in AI-powered policy management solutions.
•
Completed on March 31 the sale of Oxford Analytica and Dragonfly Intelligence to Dow Jones for total consideration of $40.0 million.
•
Announced in early May the signing of a definitive agreement to divest TimeBase, the Company’s Australia subsidiary, to Thomson Reuters for total consideration of $6.5 million, with a closing anticipated promptly following the receipt of antitrust clearance in Australia and other customary closing conditions.

First Quarter 2025 Financial Performance

Revenue(2)

	(Unaudited)
	Three Months Ended March 31,
($ in millions)	2025	2024	% Change
Subscription revenue	$25.2	$29.6	(15)%
Advisory, advertising, and other revenue	2.3	2.5	(8)%
Total revenues	$27.5	$32.1	(14)%

For Q1 2025, subscription revenue declined $4.4 million, or 15%, versus prior year, due principally to the impact of the Board.org and Aicel divestitures. Excluding the impact of Board.org and Aicel, subscription revenue decreased by $1.1 million, or 4%.

For Q1 2025, advisory, advertising, and other revenue decreased $0.2 million, or 8%, versus prior year, due primarily to the discontinuation of certain non-strategic products.

Key Performance Indicators(2)(3)

Management relies on key performance indicators (KPIs) in order to gauge the financial and operational condition of the Company. The following is a selection of such KPIs.

	As of March 31,
($ in millions)	2025	2024	% Change
Annual Recurring Revenue (ARR)	$87.7	$109.6	(20)%
Pro Forma ARR*	$87.7	$94.4	(7)%
Net Revenue Retention (NRR)	93%	96%	(300) bps
Pro Forma NRR*	93%	96%	(300) bps

* - Pro Forma ARR and NRR adjusts prior periods for the impact of the divestiture of Board.org, Aicel, Oxford Analytica and Dragonfly Intelligence

As of March 31, 2025, ARR declined $21.9 million, or 20%, on an as reported basis, and $6.7 million, or 7%, on a proforma basis (excluding Board.org, Aicel Technologies, Oxford Analytica, and Dragonfly Intelligence), versus prior year, principally due to the impact of the divestitures that occurred across the twelve month reporting period and, to a lesser extent, other operational factors previously disclosed and addressed by the Company. The Company anticipated declines in these KPIs in Q1 and remains confident in a return to ARR growth in the second half of this year due to investment in product-led growth as well as the recent management changes and improvements in operations.

Operating Expenses(2)

	(Unaudited)
	Three Months Ended March 31,
($ in millions)	2025	2024	% Change
Cost of revenues, including amortization	$7.0	$7.2	(3)%
Research and development	3.1	3.5	(11)%
Sales and marketing	7.8	9.4	(18)%
Editorial	4.8	4.7	2%
General and administrative	16.3	16.1	1%
Amortization of intangible assets	2.3	2.7	(15)%
Total operating expenses	$41.3	$43.6	(5)%

In Q1 2025, operating expenses decreased $2.3 million, or 5%, versus prior year, primarily due to the divestitures of Board.org and Aicel, ongoing operating efficiency measures, and the elimination of costs associated with sunset products. Excluding amortization expense, stock-based compensation, the impact of the sale of Board.org and Aicel, transaction costs, severance, and other non-cash charges, operating expenses decreased approximately $4 million, or 14%.

2025 Financial Forecast

The Company's financial forecast for 2025 incorporates the following considerations:

•
incremental cost savings related to ongoing operating discipline initiatives;
•
further reduction in debt service costs;
•
further sunsetting of non-core products;
•
pacing of the migration to PolicyNote and the anticipated sales and customer retention benefits expected to accrue from this new consolidated customer interface;
•
current market volatility, in particular in the private sector, where macroeconomic unpredictability is likely to impact corporate buying decisions and timelines over the course of the year; and
•
potential impact in the public sector due to changes in the federal government.

This forecast also:

•
reflects management's expectations based on the most recent information available and is subject to adjustment due to changes in business conditions across the year ended December 31, 2025; and
•
includes the contribution in the first quarter 2025 of approximately $4.0 million of revenues and approximately $1.0 million of adjusted EBITDA related to Oxford Analytica and Dragonfly Intelligence, two businesses that the Company divested on March 31, 2025.

Full Year 2025

The Company reaffirms its full year 2025 forecast of total revenues of $94 to $100 million and adjusted EBITDA(4) of $10 to $12 million.

2Q 2025

The Company provides a 2Q 2025 forecast of total revenues of $22 to $24 million and adjusted EBITDA(4) of ~$2 million.

Strategic Review

The Company’s Board of Directors, along with its advisors, continue to review the Company’s ongoing plans and evaluate all strategic value-maximizing options available to the Company. There can be no assurance that the strategic review will result in any transaction or other outcome. The Company has not set a timetable for completion of the review and does not intend to disclose developments or provide updates on the progress or status of the review unless and/or until it deems further disclosure is appropriate or required.

Conference Call and Webcast Information

Company management will host a conference call at 5:00 p.m. EDT today, Monday, May 12, 2025, to discuss these financial results.

LIVE

•
By phone
•
Dial for the U.S. or Canada 1 (800) 715-9871 or for International 1 (646) 307-1963 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company’s website.

REPLAY

•
By phone (available through Monday, May 19, 2025)
•
Dial for the U.S. or Canada 1 (800) 770-2030 or for International 1 (609) 800-9099 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company’s website.

Footnotes

(1)
Non-GAAP measure. See “Non-GAAP Financial Measures” and the reconciliation tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(2)
All financial information incorporated within this press release is unaudited.
(3)
“Annual Recurring Revenue” and “Net Revenue Retention” are key performance indicators (KPIs). See “Key Performance Indicators” for the definitions and important disclosures related to these measures.
(4)
Because of the variability of items impacting net income and the unpredictability of future events, management is unable to reconcile without unreasonable effort the Company's forecasted adjusted EBITDA to a comparable GAAP measure. The unavailable information could have a significant impact on the non-GAAP measures.

About FiscalNote

FiscalNote (NYSE: NOTE) is the leading provider of AI-driven policy and regulatory intelligence solutions. By uniquely combining proprietary AI technology, comprehensive data, and decades of trusted analysis, FiscalNote helps customers efficiently manage political and business risk. Since 2013, FiscalNote has pioneered solutions that deliver critical insights, enabling effective decision making and giving organizations the competitive edge they need. Home to PolicyNote, CQ, Roll Call, VoterVoice, and many other industry-leading products and brands, FiscalNote serves thousands of customers worldwide with global offices in North America, Europe, Asia, and Australia. To learn more about FiscalNote and its suite of solutions, visit FiscalNote.com and follow @FiscalNote.

Safe Harbor Statement

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include:

•
FiscalNote's concentration of revenues from U.S. government agencies, changes in the U.S. government spending priorities, dependence on winning or renewing U.S. government contracts, delay, disruption or unavailability of funding on U.S. government contracts, and the U.S. government's right to modify, delay, curtail or terminate contracts;
•
FiscalNote's ability to successfully execute on its strategy to achieve and sustain organic growth through a focus on its core Policy business, including risks to FiscalNote's ability to develop, enhance, and integrate its existing platforms, products, and services, bring highly useful, reliable, secure and innovative products, product features and services to market, attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify other opportunities for growth;

•
FiscalNote's future capital requirements, as well as its ability to service its repayment obligations and maintain compliance with covenants and restrictions under its existing debt agreements;
•
demand for FiscalNote’s services and the drivers of that demand;
•
the impact of cost reduction initiatives undertaken by FiscalNote;
•
risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, potential imposition of new or novel taxes on digital or subscription sales on the platforms, products and services FiscalNote provides, and supply chain disruptions;
•
FiscalNote’s ability to introduce new features, integrations, capabilities, and enhancements to its products and services, as well as obtain and maintain accurate, comprehensive, or reliable data to support its products and services;
•
FiscalNote's reliance on third-party systems and data, its ability to integrate such systems and data with its solutions and its potential inability to continue to support integration;
•
FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services;
•
potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote’s networks or systems or those of its service providers;
•
competition and competitive pressures in the markets in which FiscalNote operates, including larger well-funded companies shifting their existing business models to become more competitive with FiscalNote;
•
FiscalNote’s ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries;
•
FiscalNote’s ability to retain or recruit key personnel;
•
FiscalNote’s ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts;
•
adverse general economic and market conditions reducing spending on our products and services;
•
the outcome of any known and unknown litigation and regulatory proceedings;
•
FiscalNote’s ability to maintain public company-quality internal control over financial reporting; and
•
FiscalNote’s ability to protect and maintain its brands and other intellectual property rights.

These and other important factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FiscalNote Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except shares and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Subscription	$25,232	$29,626
Advisory, advertising, and other	2,279	2,486
Total revenues	27,511	32,112
Operating expenses: (1)
Cost of revenues, including amortization	6,984	7,244
Research and development	3,103	3,480
Sales and marketing	7,759	9,415
Editorial	4,798	4,660
General and administrative	16,298	16,076
Amortization of intangible assets	2,331	2,685
Transaction gains, net	-	(4)
Total operating expenses	41,273	43,556
Operating loss	(13,762)	(11,444)

Gain on sale of businesses	(15,743)	(71,599)
Interest expense, net	5,127	7,362
Loss on debt extinguishment, net	1,784	-
Change in fair value of financial instruments	(671)	527
Other expense, net	30	241
Net (loss) income before income taxes	(4,289)	52,025
(Benefit) provision from income taxes	(39)	1,426
Net (loss) income	(4,250)	50,599
Other comprehensive income	301	5,591
Total comprehensive (loss) income	$(3,949)	$56,190

Earnings (Loss) per share attributable to common shareholders:
Basic	$(0.03)	$0.39
Diluted	$(0.03)	$0.37
Weighted average shares used in computing earnings (loss) per share attributable to common shareholders:
Basic	151,289,278	130,712,032
Diluted	151,289,278	146,027,085

(1) Amounts include stock-based compensation expenses, as follows:
	Three Months Ended March 31,
	2025	2024
Cost of revenues	$15	$101
Research and development	326	310
Sales and marketing	85	426
Editorial	66	100
General and administrative	2,883	5,238

FiscalNote Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except shares, and par value)

	(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$41,730	$28,814
Restricted cash	642	640
Short-term investments	4,526	5,796
Accounts receivable, net	11,122	13,465
Costs capitalized to obtain revenue contracts, net	2,692	3,016
Prepaid expenses	2,417	2,548
Other current assets	2,324	2,908
Total current assets	65,453	57,187

Property and equipment, net	4,782	5,051
Capitalized software costs, net	12,468	15,099
Noncurrent costs capitalized to obtain revenue contracts, net	2,701	3,197
Operating lease assets	14,908	15,620
Goodwill	139,575	159,061
Customer relationships, net	34,625	41,717
Database, net	15,629	16,147
Other intangible assets, net	9,480	13,018
Other non-current assets	64	100
Total assets	$299,685	$326,197

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$9	$36
Accounts payable and accrued expenses	9,557	8,462
Deferred revenue, current portion	35,942	35,253
Customer deposits	704	1,850
Operating lease liabilities, current portion	3,093	3,386
Other current liabilities	1,714	2,266
Total current liabilities	51,019	51,253

Long-term debt, net of current maturities	117,949	147,041
Deferred tax liabilities	861	1,934
Deferred revenue, net of current portion	617	222
Operating lease liabilities, net of current portion	21,775	22,490
Public and private warrant liabilities	2,612	2,458
Other non-current liabilities	3,436	2,968
Total liabilities	198,269	228,366
Commitment and contingencies

Temporary equity (2,596,050 Class A Common Stock issued and outstanding at March 31, 2025)	2,719	-

Stockholders' equity:
Class A Common stock ($0.0001 par value, 1,700,000,000 authorized, 143,756,376 and 142,794,386 issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	14	14
Class B Common stock ($0.0001 par value, 9,000,000 authorized, 8,290,921 issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	1	1
Additional paid-in capital	904,744	899,929
Accumulated other comprehensive income	5,087	4,786
Accumulated deficit	(811,149)	(806,899)
Total stockholders' equity	98,697	97,831
Total liabilities, temporary equity and stockholders' equity	$299,685	$326,197

FiscalNote Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Operating Activities:
Net (loss) income	$(4,250)	$50,599
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	255	304
Amortization of intangible assets and capitalized software development costs	5,863	5,113
Amortization of deferred costs to obtain revenue contracts	883	1,009
Gain on sale of businesses	(15,743)	(71,599)
Non-cash operating lease expense	531	297
Stock-based compensation	3,375	6,175
Bad debt expense	153	29
Change in fair value of acquisition contingent consideration	-	(4)
Unrealized loss on securities	52	49
Change in fair value of financial instruments	(671)	527
Deferred income taxes	(39)	(71)
Paid-in-kind interest, net	1,961	2,035
Non-cash interest expense	1,044	737
Loss on debt extinguishment, net	1,784	-
Changes in operating assets and liabilities:
Accounts receivable, net	(112)	1,320
Prepaid expenses and other current assets	(78)	(1,924)
Costs capitalized to obtain revenue contracts, net	(563)	(932)
Other non-current assets	31	148
Accounts payable and accrued expenses	2,310	460
Deferred revenue	8,614	10,436
Customer deposits	(969)	(1,239)
Other current liabilities	(144)	318
Contingent liabilities from acquisitions, net of current portion	-	(13)
Operating lease liabilities	(808)	(969)
Other non-current liabilities	(193)	(64)
Net cash provided by operating activities	3,286	2,741

Investing Activities:
Capital expenditures	(1,982)	(1,692)
Cash proceeds from the sale of businesses, net	40,269	90,884
Net cash provided by investing activities	38,287	89,192

Financing Activities:
Proceeds from long-term debt, net of issuance costs	-	801
Principal payments of long-term debt	(27,163)	(65,727)
Payment of deferred financing costs	(1,793)	(7,068)
Proceeds from exercise of stock options and employee stock purchase plan purchases	148	196
Net cash used in financing activities	(28,808)	(71,798)

Effects of exchange rates on cash	153	(119)

Net change in cash, cash equivalents, and restricted cash	12,918	20,016
Cash, cash equivalents, and restricted cash, beginning of period	29,454	17,300
Cash, cash equivalents, and restricted cash, end of period	$42,372	$37,316

Supplemental Noncash Investing and Financing Activities:
Issuance of common stock for conversion of debt and interest	$946	$-
Amounts held in escrow related to the sale of businesses	$400	$785
Property and equipment purchases in accounts payable	$64	$124

Supplemental Cash Flow Activities:
Cash paid for interest	$2,789	$5,303
Cash paid for taxes	$65	$2

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We define Adjusted Gross Profit as Total revenues minus cost of revenues, including amortization of capitalized software development costs and acquired developed technology, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Total Revenues.

We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because they provide consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets that may fluctuate for reasons unrelated to overall operating performance.

Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. They should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein are not necessarily comparable to similarly titled measures presented by other companies.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenues.

We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin herein because these non-GAAP measures are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net income (loss), net income (loss) before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents our calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin for the periods presented:

	Three Months Ended March 31,
(In thousands)	2025	2024
Total revenues	$27,511	$32,112
Costs of revenues, including amortization of capitalized software development costs and acquired developed technology	(6,984)	(7,244)
Gross Profit	$20,527	$24,868
Gross Profit Margin	75%	77%
Gross Profit	20,527	24,868
Amortization of intangible assets	3,532	2,428
Adjusted Gross Profit	$24,059	$27,296
Adjusted Gross Profit Margin	87%	85%

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended March 31,
(In thousands)	2025	2024
Net loss	$(4,250)	$50,599
Income tax (benefit) provision	(39)	1,426
Depreciation and amortization	6,118	5,417
Interest expense, net	5,127	7,362
EBITDA	6,956	64,804
Gain on sale of businesses (a)	(15,743)	(71,599)
Stock-based compensation	3,375	6,175
Change in fair value of financial instruments (b)	(671)	527
Other non-cash charges (c)	2,139	45
Acquisition and disposal related costs (d)	4,974	704
Employee severance costs (e)	1,344	107
Non-capitalizable debt costs	407	254
Costs incurred related to the Special Committee (f)	-	200
Adjusted EBITDA	$2,781	$1,217
Adjusted EBITDA Margin	10.1%	3.8%
(a)
Reflects the gain on disposal for the Dragonfly and Oxford Analytica on March 31, 2025 and the gain on sale of Board.org on March 11, 2024.
(b)
Reflects the non-cash impact from the mark to market adjustments on our financial instruments.
(c)
Reflects the non-cash impact of the following: (i) charge of $40 in the first quarter of 2025 related to the unrealized loss on investments; (ii) charge of $315 for fees satisfied with Common Stock of the Company; (iii) charge of $1,784 from the loss on debt extinguishment; (iv) charge of $49 in the first quarter of 2024 related to the unrealized loss on investments; and (v) gain of $4 in the first quarter of 2024 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022, and 2023 Acquisitions.
(d)
Reflects the costs incurred related to the sale of Oxford Analytica and Dragonfly in Q1 2025 and Board.org in Q1 2024, principally consisting of transaction advisory, accounting, tax, and legal fees.
(e)
Severance costs associated with workforce changes related to business realignment actions
(f)
Reflects costs incurred related to the Special Committee.

Key Performance Indicators

We monitor the following key performance indicators to evaluate growth trends, prepare financial projections, make strategic decisions, and measure the effectiveness of our sales and marketing efforts. Our management team assesses our performance based on these key performance indicators because it believes they reflect the underlying trends of our business and serve as meaningful measures of our ongoing operational performance.

Annual Recurring Revenue (“ARR”)

Over 90% of our revenues are subscription based, which leads to high revenue predictability. We use ARR as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring subscription customer contracts. We calculate ARR on a parent account level by annualizing the contracted subscription revenue, and our total ARR as of the end of a period is the aggregate thereof. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades, or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to timing of the revenue bookings during the period, cancellations, upgrades, or downgrades and pending renewals. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Revenue Retention (“NRR”)

Our NRR, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our NRR for a given period as ARR at the end of the period minus ARR contracted from new clients for which there is no historical revenue booked during the period, divided by the beginning ARR for the period. We calculate NRR at our parent account level. Our calculation of NRR for any fiscal period includes the positive recurring revenue impacts of selling additional licenses and services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our NRR may fluctuate as a result of a number of factors, including the level of our revenue base, the level of penetration within our customer base, expansion of products and features, the timing of renewals, and our ability to retain our customers. Our calculation of NRR may differ from similarly titled metrics presented by other companies.

Contacts:

Media

Yojin Yoon

FiscalNote

press@fiscalnote.com

Investor Relations

Bob Burrows

FiscalNote

IR@fiscalnote.com

Source:FiscalNote